As filed with the Securities and Exchange Commission on March 12, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
AVON PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	2884	13-0544597
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas
New York, New York 10105-0196
(212) 282-5000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)
_____________________
1345 Avenue of the Americas
New York, New York 10105-0196
Attn: General Counsel
(212) 282-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
_____________________
Copies to
Sidley Austin LLP
787 Seventh Avenue
Attn: Michael T. Kohler
New York, New York 10019
(212) 839-5300
_____________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
_____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☒                          Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐     Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)
Preferred Stock, par value $1.00 per share (2)	(1)	(1)
Depositary Shares (3)	(1)	(1)
Common Stock, par value $0.25 per share (2)	(1)	(1)
Warrants (4)	(1)	(1)
____________

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fees.

(2)	Shares of preferred stock and/or common stock may be issued in primary offerings or upon conversion of debt securities or preferred stock registered hereby.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)
There are being registered hereunder warrants representing rights to purchase debt securities, preferred stock, common stock, or depositary shares (as shall be designated by the Registrant at the time of any such offering) registered hereunder.

A V O N
Avon Products, Inc.
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
____________________
Avon Products, Inc., from time to time, may offer to sell, in one or more series, any combination of debt securities, preferred stock (either separately or represented by depositary shares), common stock, or warrants. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the ticker symbol “AVP”.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases.
This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered may be described in a supplement to this prospectus.
Our principal executive office is located at 1345 Avenue of the Americas, New York, New York 10105-0196, and our telephone number is: (212) 282-5000.
____________________
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.
____________________
Prospectus dated March 12, 2012

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the securities we may offer. When we sell securities under this shelf registration, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, modify or supersede information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference before making an investment decision.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management's expectations. Such factors include, among others, the following:

•
our ability to implement the key initiatives of, and realize the gross and operating margins and projected benefits (in the amounts and time schedules we expect) from, our global business strategy, including our multi-year restructuring programs and any initiatives arising under our long-range business review, product mix and pricing strategies, Enterprise Resource Planning, customer service initiatives, sales and operation planning process, outsourcing strategies, Internet platform and technology strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies;

•
our ability to realize the anticipated benefits (including any financial projections concerning, for example, future revenue, profit, cash flow and operating margin increases) from our multi-year restructuring programs, any initiatives arising under our long-range business review or other initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring programs, long-range business review or other initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•	our ability to transition our business in North America, including enhancing our Sales Leadership model and optimizing our product portfolio;

•
a general economic downturn, a recession globally or in one or more of our geographic regions, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand an economic downturn, recession, cost inflation, commodity cost pressures, economic or political instability, competitive or other market pressures or conditions;

•
the effect of political, legal, tax and regulatory risks imposed on us in the United States and abroad, our operations or our Representatives, including foreign exchange or other restrictions, adoption, interpretation and enforcement of foreign laws including any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•	our ability to effectively manage inventory and implement initiatives to reduce inventory levels, including the potential impact on cash flows and obsolescence;

•	our ability to achieve growth objectives, particularly in our largest markets, such as the U.S., and developing and emerging markets, such as Brazil or Russia;

•
our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

•
the challenges to our acquired businesses, such as Silpada, including the effect of rising costs, macro-economic pressures, competition, and the impact of declines in expected future cash flows and growth rates, and a change in the discount rate used to determine the fair value of expected future cash flows, which have impacted, and may continue to impact, the estimated fair value of the recorded goodwill and intangible assets;

•
the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy, foreign exchange restrictions and the potential effect of such factors on our business, results of operations and financial condition;

•
our ability to successfully transition and evolve our business in China in connection with the development and evolution of the direct-selling business in that market, our ability to operate using a direct-selling model permitted in that market and our ability to retain and increase the number of Active Representatives there over a sustained period of time;

•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;

•
any developments in or consequences of investigations and compliance reviews, and any litigation related thereto, including the ongoing internal investigation and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•	key information technology systems, process or site outages and disruptions;

•	disruption in our supply chain or manufacturing and distribution operations;

•
other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations, large-scale power outages and similar events;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel;

•
competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skincare and toiletries industry, some of which are larger than we are and have greater resources;

•
our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance the Representative and consumer experience and increase Representative productivity through field activation programs, execution of Service Model Transformation and other investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct-selling model;

•
the impact of the typically seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in any material pending and future litigations or with respect to the legal status of Representatives;

•	our ratings, our access to cash and short and long-term financing and ability to secure financing, or financing at attractive rates;

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations; and

•	the impact of changes in tax rates on the value of our deferred tax assets.

Additional information identifying such factors is contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011. We undertake no obligation to update any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1‑800‑SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents. Those documents that are filed prior to the date of this prospectus are considered part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the sale of securities to you pursuant to this prospectus will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:
1.Our Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012.
2.Our Definitive Proxy Statement on Schedule 14A filed on March 25, 2011.
3.Our Current Reports on Form 8-K filed on January 30, 2012 and February 14, 2012 (with respect to item 2.06 only).
4.The description of our common stock contained in the Registration Statement on Form 8‑A dated March 18, 1998, filed with the SEC to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
5.All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.
We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
Copies of these SEC reports and other documents are also available, without charge, upon written or oral request, from Investor Relations, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105-0196 or by sending an email to investor.relations@avon.com or by calling (212) 282-5320. Information about us is also available on our web site at www.avon.com. Information on our web site is not incorporated by reference into this prospectus and therefore is not part of this prospectus.

AVON PRODUCTS, INC.

When used in this prospectus, the terms “Avon,” “Company,” “we,” “our” and “us” mean, unless the context otherwise indicates, Avon Products, Inc. and its majority and wholly owned subsidiaries.
We are a global manufacturer and marketer of beauty and related products. Our business is conducted worldwide, primarily in the direct-selling channel. We presently have sales operations in 65 countries and territories, including the United States, and distribute products in 42 more. Our reportable segments are based on geographic operations in five regions: Latin America; North America; Central & Eastern Europe; Western Europe, Middle East & Africa; and Asia Pacific. We have centralized operations for Global Brand Marketing, Global Sales and Supply Chain. Our product categories are Beauty, Fashion and Home. Beauty consists of color cosmetics, fragrances, skin care and personal care. Fashion consists of fashion jewelry, watches, apparel, footwear, accessories and children's products. Home consists of gift and decorative products, housewares, entertainment and leisure products and nutritional products. Sales are made to the ultimate consumer principally through direct selling by approximately 6.4 million active independent Representatives, who are independent contractors and not our employees. The success of our business is highly dependent on recruiting, retaining and servicing our Representatives.

DESCRIPTION OF SECURITIES WE MAY OFFER

DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities that we may offer. We will issue debt securities under an indenture between Avon and Deutsche Bank Trust Company Americas, as trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture is included as an exhibit to the registration statement, of which this prospectus constitutes a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. Capitalized terms used in this prospectus and not defined have the meanings ascribed to them in the indenture.
The prospectus supplement relating to a particular series of debt securities will describe the terms of such debt securities being offered, including:

•	the title;

•	the price or prices (expressed as a percentage of the principal amount thereof);

•	the maturity date;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for the interest payments;

•	any mandatory or optional redemption terms or prepayment, conversion, amortization, retirement and sinking fund terms;

•	the place where we will pay principal and interest;

•	if other than denominations of $2,000 or multiples of $1,000 in excess thereof, the denominations the debt securities will be issued in;

•	whether the debt securities will be issued in the form of global securities or certificates;

•	additional provisions, if any, relating to defeasance;

•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;

•	any United States federal income tax consequences;

•	the dates on which the principal and premium, if any, will be paid;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any listing on a securities exchange;

•	limits on aggregate principal amount;

•	terms of subordination of any subordinated debt securities;

•	the initial public offering price; and

•	other specific terms, including any additional events of default or covenants or changes to our events of defaults or covenants.
We may, from time to time, without notice to or the consent of registered holders of a particular series of debt securities, create and issue further securities ranking pari passu with that series of debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that such further debt securities shall be consolidated and form a single series with that particular series of debt securities and shall have the same terms as to status, redemption or otherwise as that series of debt securities.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversions, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
The debt securities will be issuable only in fully registered form without coupons or in the form of one or more global securities, as described below under “-Global Securities”. Unless the prospectus supplement specifies otherwise, debt securities denominated in U.S. dollars will be issued only in denominations of U.S.$2,000 and any integral multiple of U.S.$1,000 in excess thereof. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the authorized denominations.
If the amount of payments of principal of and premium, if any, or any interest on debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to these debt securities and this index or formula, securities or commodities will be described in the relevant prospectus supplement.
If the principal of and premium, if any, or any interest on debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the relevant prospectus supplement.
Unless otherwise indicated in the prospectus supplement, payment of principal of and premium, if any, on debt securities will be made in the designated currency against surrender of any debt securities at the Corporate Trust Office of the trustee in The City of New York. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name a relevant debt security is registered at the close of business on the regular record date for such interest. Unless otherwise indicated in the prospectus supplement, payments of such interest will be made at the Corporate Trust Office of the trustee in The City of New York or by a check in the designated currency mailed to the holder at such holder's registered address.
Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the relevant prospectus supplement. “Original issue discount security” means any debt security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an event of default and the continuation thereof.
Covenants
Negative Pledge
Under the indenture, we will agree that if we or any Significant Subsidiary (as defined below) shall issue, assume, incur or guarantee any Indebtedness (as defined below) secured by a lien, except Permitted Liens, on any Principal Property (as defined below) or on any shares of capital stock of any Significant Subsidiary (“Secured Debt”), we will secure, or cause such Significant Subsidiary to secure, the outstanding debt securities equally and ratably with such Secured Debt, unless after giving effect thereto, the aggregate amount of all such Secured Debt, together with all Attributable Debt (as defined below) of Avon and our subsidiaries in respect of sale and leaseback transactions to which the restrictions referred to below apply, would not exceed 20% of the Consolidated Net Tangible Assets (as defined below).
Permitted Liens include:
(a)    liens on any Principal Property acquired by us or a subsidiary after the date of the indenture to secure or provide for the payment or financing of all or any part of the purchase price thereof or construction of fixed improvements thereon (prior to, at the time of or within 180 days after the latest of the acquisition, completion of construction or commencement of commercial operation thereof);
(b)    liens on any shares of stock or Principal Property acquired by us or a subsidiary after the date of the indenture existing at the time of such acquisition;
(c)    liens on any shares of stock or Principal Property of a corporation which is merged into or consolidated with us or a subsidiary or substantially all of the assets of which are acquired by us or a subsidiary;
(d)    liens securing indebtedness of a subsidiary owing to us or another subsidiary;
(e)    liens existing at the date of the indenture;
(f)    liens on any Principal Property being constructed or improved securing loans to finance such construction or improvements;
(g)    liens in favor of governmental bodies of the United States or any state thereof or any other country or political subdivision thereof to secure partial, progress or advance payments pursuant to any contract or statute, or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens;
(h)    liens securing taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;
(i)    liens arising by reason of deposits necessary to qualify us or any subsidiary to conduct business, maintain self-insurance, or obtain the benefit of, or comply with, any law;
(j)    liens arising out of judgments or awards against Avon or any subsidiary with respect to which Avon or such subsidiary shall in good faith be prosecuting an appeal or proceedings for review; provided that Avon or such subsidiary shall have secured, within 60 days after the creation thereof, an effective stay of execution pending such appeal or review; and
(k)    extensions, renewals or replacement of liens referred to in the foregoing clauses provided that the Indebtedness secured is not increased or the lien extended to any additional assets.
Restrictions on Sale and Leaseback Transactions
We will also agree under the indenture that neither we nor any Significant Subsidiary will enter into, assume, guarantee, or otherwise become liable with respect to any sale and leaseback transaction involving any Principal Property, unless immediately after giving effect thereto the sum, without duplication, of
(i)    the aggregate principal amount of all Secured Debt then outstanding; and
(ii)    the aggregate principal amount of all Attributable Debt in respect of sale and leaseback transactions to which this restriction applies would not exceed 20% of the Consolidated Net Tangible Assets.
This restriction will not apply to the extent that, during the period commencing 6 months prior to and ending 12 months after entering into a sale and leaseback transaction, we or a subsidiary apply an amount equal to the Attributable Debt with respect to such sale and leaseback transaction: (i) to the acquisition, directly or indirectly and in whole or in part, of one or more Principal Properties, or (ii) to the retirement of indebtedness of Avon or any subsidiary. This restriction will also not apply to any sale and leaseback transaction, (i) between us and a subsidiary or between subsidiaries, or (ii) involving the taking back of a lease for a period of three years or less.
Definitions
“Attributable Debt” means, as of the time of determination, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee under a sale and leaseback transaction for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent awards) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Consolidated Net Tangible Assets” means the total assets which under United States Generally Accepted Accounting Principles (“GAAP”) would be included on the most recent audited annual consolidated balance sheet of Avon, after deducting therefrom, without duplication, the sum of (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and related expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance of any security interest existing on property owned by such person, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance that constitutes an accrued expense or trade payable or (iv) any lease of property by such person as lessee which is reflected in such person's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of Indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on such person's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another person.
“Principal Property” means any manufacturing plant, testing or research and development facility, distribution facility, processing plant or warehouse (including, without limitation, land, fixtures and equipment), owned or leased by us or any domestic subsidiary (including any of the foregoing acquired or leased after the date of the indenture) and located within the United States of America, its territories and possessions, unless our board of directors determines in good faith that such plant or facility is not of material importance to the total business conducted by us and our consolidated subsidiaries.
“Significant Subsidiary” means any direct or indirect Subsidiary of the Company that generates 5% (five percent) or more of the Company's revenue or income or that holds 5% (five percent) or more of the Company's assets.
The indenture will not otherwise restrict the incurrence of debt by us or our subsidiaries.
Consolidation, Merger and Sale of Assets
We will also agree under the indenture that we will not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “Successor Person”), and will not permit any person to consolidate with or merge into us, in a transaction in which we are not the surviving entity, unless:
(i)    the Successor Person (if not Avon) is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on any outstanding debt securities and under the indenture;
(ii)    immediately after giving effect to such transaction and treating any Indebtedness which becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and
(iii)    the trustee receives an officers' certificate and an opinion of counsel, each stating that such transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this covenant.
Events of Default
The indenture specifies that each of the following will constitute an event of default with respect to the debt securities of a particular series:
(a)    failure to pay principal of any debt security of that series at its maturity;
(b)    failure to pay any interest on any debt security of that series when due, continued for 30 days;
(c)    failure to deposit any sinking fund payment, when and as due by the terms of that series;

(d)    failure to perform any covenant, agreement or condition of ours applicable to that series in the indenture, continued for 60 days after written notice of such failure is given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;
(e)    our failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any indebtedness for money borrowed by us having an aggregate principal amount outstanding of at least $100,000,000, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such acceleration has not been rescinded or annulled, in each case within 60 days after written notice has been given by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture;
(f)    certain events in bankruptcy, insolvency or reorganization; and
(g)    any other event of default as provided in a supplemental indenture applicable to such series or a board resolution pursuant to which such series is established.
If an event of default (other than an event of default described in clause (f) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of such series of the debt securities to be due and payable immediately. If an event of default described in clause (f) above shall occur, the principal amount of all the outstanding debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree for payment of the money due, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “-Modification and Waiver.”
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of the debt securities.
No holder of a debt security will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
(i)    such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of the debt securities;
(ii)    the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, satisfactory to the trustee to institute such proceeding as trustee; and
(iii)    the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.
Modification and Waiver
Together with the trustee, we may modify the indenture without the consent of any holder for certain purposes, including evidencing the succession of another person to us and such person's assumption of our obligations under the indenture, adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect.
Other modifications and amendments of the indenture may be made by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of each series of the outstanding debt securities that is affected by such modification or amendment, all holders of all such affected series voting together as one class.
No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
(a)    change the stated maturity of the principal of, or any installment of interest on, or the redemption price of, any such debt security;
(b)    reduce the principal amount of or interest on, any such debt security;
(c)    change currency of payment of principal of or interest on, any such debt security;
(d)    impair the right to institute suit for the enforcement of any payment on any such debt security;
(e)    reduce the percentage in principal amount of outstanding debt securities of a particular series, the consent of whose holders is required for modification or amendment of the indenture, or for waiver of compliance with certain provisions of the indenture or waiver of certain defaults; or
(f)    modify such provisions with respect to modification and waiver.
The holders of at least a majority in principal amount of each series of the outstanding debt securities that is affected by such waiver, all holders of all such affected series voting together as one class, may waive our compliance with certain restrictive provisions of the indenture, and may waive any past default under the indenture, except a default in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected by such default.
Defeasance and Discharge; Covenant Defeasance
Unless the terms of a particular series provide otherwise, we may elect, at our option at any time, to have the indenture provisions relating to defeasance and discharge of indebtedness, or relating to defeasance of certain restrictive covenants in the indenture, applied to any series of the outstanding debt securities.
Defeasance and Discharge
The indenture provides that upon our exercise of our option to have the provisions relating to defeasance and discharge applied to a particular series of the debt securities, we will be discharged from all our obligations with respect to such series of the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the debt securities of such series of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the debt securities of such series at maturity in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants
The indenture provides that, upon our exercise of our option to have the provisions relating to defeasance of certain restrictive covenants applied to a particular series of the debt securities, we may, with respect to such series, omit to comply with certain restrictive covenants, including those described under “Covenants-Negative Pledge,” “-Restrictions on Sale and Leaseback Transactions” and “-Consolidation, Merger and Sale of Assets,” and the occurrence of certain events of default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under “Events of Default,” will be deemed not to be or result in an event of default, in each case with respect to such series.
We, in order to exercise such option, will be required, among other things:
(1)    to deposit, in trust for the benefit of the holders of such series of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on such series of the debt securities at maturity in accordance with the terms of the indenture and such debt securities, and
(2)    to deliver to the trustee an opinion of counsel to the effect that holders of such series of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur.
In the event we exercise this option and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on that series of the debt securities at maturity but may not be sufficient to pay amounts due on that series of the debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture subject to applicable law, proceed to protect and enforce its rights and the rights of the holders of such series of the debt securities by such appropriate judicial proceedings as the trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the indenture or in aid of the exercise of any power granted in the indenture, or to enforce any other proper remedy.
The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any affiliate of us; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
The trustee and certain of its affiliates have provided and continue to provide a variety of financial services to us and our subsidiaries, including investment banking and cash management services, for which services we have paid and continue to pay customary fees and expenses. Additionally, affiliates of the trustee act as agents and lenders under our credit facilities and as counterparties in our interest rate and foreign exchange derivative arrangements and provide cash management services, for which services we have paid and continue to pay customary fees and expenses.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form.
Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to that series and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Avon, the trustee or any agent of Avon or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium or interest to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
PREFERRED STOCK

The following briefly summarizes the material terms of our preferred stock, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by us, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation, as amended (which we refer to as our Restated Certificate of Incorporation), and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Restated Certificate of Incorporation is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
As of the date of this prospectus, we are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share (none of which are currently outstanding). Under our Restated Certificate of Incorporation,

our board of directors is authorized to issue shares of preferred stock in one or more classes or series, and to establish from time to time a class or series of preferred stock with the following terms specified:

•	the number of shares to be included in the class or series;

•	the designation, powers, and relative participating, optional, or other special rights of the shares of such class or series;

•	any voting rights of that class or series of preferred stock in addition to those specified in our Restated Certificate of Incorporation; and

•	the qualifications, limitations or restrictions of such class or series.
Shares of preferred stock, if and when issued, may be expected to have a priority over the common stock, both as to dividends and upon liquidation.
All shares of preferred stock offered hereby will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.
We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption or repurchase, if applicable, of the preferred stock;

•
while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends on, and upon the purchase, redemption or other acquisition by us of, our common stock, or any other class or series of our stock ranking junior to the shares of such series either as to dividends, sinking funds or upon liquidation;

•	any listing of the preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or other series of preferred stock or other securities, including the conversion price (or manner of calculation) and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares as described below under “Description of Depositary Shares”;

•	a discussion of any material and/or special federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction or multiple of, to be described in an applicable prospectus supplement, of shares of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction or multiple thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Common Stock” and “Preferred Stock,” respectively.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.
A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part or current report on Form 8-K incorporated by reference herein.

COMMON STOCK

The following description of our common stock is only a summary. We encourage you to read our Restated Certificate of Incorporation, which is incorporated by reference into the registration statement of which this prospectus forms a part. As of the date of this prospectus, we are authorized to issue up to 1,500,000,000 shares of common stock, $0.25 par value per share. As of January 31, 2012, we had outstanding 430,954,008 shares of our common stock.
Liquidation Rights
Upon voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock.

Dividends
Except as otherwise provided by the New York Business Corporation Law or our Restated Certificate of Incorporation, the holders of our common stock, subject to the rights of holders of any series of preferred stock, shall share ratably in all dividends as may from time to time be declared by our board of directors in respect of our common stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise, and in all other distributions (including, without limitation, our dissolution, liquidation and winding up), whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise, after payment of liabilities and liquidation preference on any outstanding preferred stock.
Voting Rights
Except as otherwise provided by the New York Business Corporation Law or our Restated Certificate of Incorporation and subject to the rights of holders of any series of preferred stock, all the voting power of our stockholders shall be vested in the holders of our common stock, and each holder of our common stock shall have one vote for each share held by such holder on all matters voted upon by our stockholders.
Subject to the rights of holders of any outstanding shares of preferred stock to act by written consent, our stockholders may not take any action by written consent in lieu of a meeting and must take any action at a duly called annual or special meeting of stockholders.
Conversion and Exchange; No Preemptive Rights, Redemption or Sinking Fund
Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock have no preemptive rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Miscellaneous
All of the outstanding shares of our common stock are fully paid and nonassessable, subject to Section 630 of the New York Business Corporation Law. Under Section 630 of the New York Business Corporation Law, the ten largest shareholders of Avon Products, Inc. may become personally liable for unpaid wages and debts to our employees if our capital stock ceases to be listed on a national or an affiliated securities association. Our common stock is listed and traded on the NYSE under the symbol “AVP”.

WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent selected by us and having a principal office in the United States and a combined capital and surplus of at least $50,000,000. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the amount of warrants outstanding at the time of warrants will be issued;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock, or depositary shares will be separately transferable;

•
the price, including any provisions for changes to or adjustments in the price, at which each share of debt securities, common stock, preferred stock, or depositary shares purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CONSOLIDATED RATIONS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the years indicated:

	Years Ended December 31,
	2011	2010	2009	2008	2007
Consolidated Ratio of Earnings to Fixed Charges(1)	6.5x	8.0x	7.0x	9.2x	6.2x

(1)	We currently do not have any preference securities outstanding and we did not pay or accrue any preference dividends during the years presented above.
For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of earnings before income taxes, noncontrolling interest and cumulative effect of accounting changes, plus fixed charges and the amortization of capitalized interest. “Fixed charges” consist of interest incurred on indebtedness, amortization of debt discount, fees and expenses plus one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense. The ratios of earnings to fixed charges are calculated as follows
(Income before income taxes, noncontrolling interest and cumulative effect of accounting changes) + (Fixed charges) + (Amortization of capitalized interest)
(Fixed charges)

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including:
(a)    the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;
(b)    the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
(c)    any securities exchanges on which the securities may be listed.
We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
The securities may or may not be listed on a national securities exchange such as the NYSE. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Sidley Austin LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and financial statement schedule incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of the Company's internal control over financial reporting have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report dated February 29, 2012, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Amount to be Paid
SEC registration fee	*
Legal fees and expenses	**
Accounting fees and expenses	**
Blue sky fees	**
Printing fees	**
Rating agency fees	**
Trustee's fees and expenses	**
Miscellaneous	**
Total	**
__________

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.

**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.        Indemnification of Directors and Officers
Article XII of the By-Laws of Avon Products, Inc. provides as follows:
Section 1. Indemnification-Third Party and Derivative Actions. (a) The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal (other than one by or in the right of the corporation to procure a judgment in its favor), including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the corporation served in any capacity at the request of the corporation, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, including excise taxes, amounts paid in settlement and expenses, including attorneys' fees, incurred in connection with any such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that (i) his acts were committed in bad faith or were the result of his active or deliberate dishonesty and were material to such action or proceeding or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.
(b) The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and expenses, including attorneys' fees, incurred in connection with such action, or any appeal therein, provided that no indemnification may be made to or on behalf of such person if (i) his acts were committed in bad faith or were the result of his active and deliberate dishonesty and were material to such action or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(c) The termination of any civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person has not met the standard of conduct set forth in this Section 1.
Section 2. Payment of Indemnification; Repayment.
(a)    A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this Article shall be entitled to indemnification as authorized in such Section.
(b)    Any indemnification under Section 1 of this Article, unless ordered by a court, shall be made by the corporation in such manner as provided by law.
(c)    Expenses incurred by a person referred to in Section 1 of this Article in defending a civil or criminal action or proceeding shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount in case he is ultimately found, in accordance with this Article, not to be entitled to indemnification or, where indemnity is granted, to the extent the expenses so paid exceed the indemnification to which he is entitled.
(d)    Any indemnification of a person under Section 1 of this Article, or advancement of expenses under Section 2(c) of this Article, shall be made promptly, and in any event within 60 days, upon the written request of such person.
Section 3. Enforcement; Defenses. The right to indemnification or advancement of expenses granted by this Article shall be enforceable by the person in question in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses under Section 2(c) of this Article where the required undertaking has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination that indemnification of the claimant is proper, nor the fact that there has been an actual determination by the corporation that indemnification of the claimant is not proper, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification.
Section 4. Survival; Savings Clause; Preservation of Other Rights. (a) The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each person who serves in such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such person.
(b)    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each such person against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, incurred in connection with any actual or threatened action by or in the right of the corporation, or any appeal therein, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.
(c)    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation is hereby authorized to provide further indemnification if it deems it advisable by resolution of shareholders or directors, by amendment of these by-laws or by agreement.
The proposed forms of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.     Exhibits

Exhibit No	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement	*
4.1
Restated Certificate of Incorporation, filed with the Secretary of State of the State of New York on May 5, 2011 (incorporated by reference to Exhibit 3.1 to Avon's Current Report on Form 8-K filed on May 10, 2011).

4.2	By-laws of Avon, as amended, effective May 5, 2011 (incorporated by reference to Exhibit 3.2 to Avon's Current Report on Form 8-K filed on May 10, 2011).
4.3	Specimen of certificate representing common stock, par value $0.25 per share	*
4.4	Specimen of certificate representing preferred stock, par value $1.00 per share	*
4.5
Indenture, dated as of February 27, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.5 to Avon's Current Report on Form 8-K filed on March 4, 2008).

4.6
First Supplemental Indenture, dated as of March 3, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to Avon's Current Report on Form 8-K filed on March 4, 2008).

4.7
Second Supplemental Indenture, dated as of March 3, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to Avon's Current Report on Form 8-K filed on March 4, 2008).

4.8
Third Supplemental Indenture, dated as of March 2, 2009, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to Avon's Current Report on Form 8-K filed on March 2, 2009).

4.9
Fourth Supplemental Indenture, dated as of March 2, 2009, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to Avon's Current Report on Form 8-K filed on March 2, 2009).

4.10	Form of debt securities	*
4.11	Form of warrant certificate	*
4.12	Form of warrant agreement	*
4.13	Form of depositary receipt	*
4.14	Form of deposit agreement	*
4.15	Form of stock purchase contract	*

5.1	Opinion of Sidley Austin LLP	**
12.1	Statement re computation of ratios of earnings to fixed charges	**
23.1	Consent of PricewaterhouseCoopers LLP	**
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, the trustee under the Indenture	**
_________
* To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.

Item 17.    Undertakings
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)    Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5)  or (b)(7)  as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Avon Products, Inc.'s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of March, 2012.

AVON PRODUCTS, INC.
By:	/s/ Richard J. Valone
Richard J. Valone
Vice President and Treasurer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kim K. Rucker and Kimberly Ross, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registrations statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrea Jung	Chairman of the Board and Chief Executive Officer – Principal Executive Officer	March 12, 2012
Andrea Jung

/s/ Kimberly Ross	Executive Vice President, Chief Financial Officer – Principal Financial Officer	March 12, 2012
Kimberly Ross

/s/ Stephen Ibbotson	Group Vice President and Corporate Controller – Principal Accounting Officer	March 12, 2012
Stephen Ibbotson

/s/ W. Don Cornwell	Director	March 12, 2012
W. Don Cornwell

/s/ V. Ann Hailey	Director	March 12, 2012
V. Ann Hailey

/s/ Fred Hassan	Director	March 12, 2012
Fred Hassan

/s/ Maria Elena Lagomasino	Director	March 12, 2012
Maria Elena Lagomasino

/s/ Ann S. Moore	Director	March 12, 2012
Ann S. Moore

	Director	March 12, 2012
Paul S. Pressler

Signature	Title	Date

/s/ Gary M. Rodkin	Director	March 12, 2012
Gary M. Rodkin

/s/ Paula Stern	Director	March 12, 2012
Paula Stern

/s/ Lawrence A. Weinbach	Director	March 12, 2012
Lawrence A. Weinbach

EXHIBIT INDEX

Exhibit No	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement	*
4.1
Restated Certificate of Incorporation, filed with the Secretary of State of the State of New York on May 5, 2011 (incorporated by reference to Exhibit 3.1 to Avon's Current Report on Form 8-K filed on May 10, 2011).

4.2	By-laws of Avon, as amended, effective May 5, 2011 (incorporated by reference to Exhibit 3.2 to Avon's Current Report on Form 8-K filed on May 10, 2011).
4.3	Specimen of certificate representing common stock, par value $0.25 per share	*
4.4	Specimen of certificate representing preferred stock, par value $1.00 per share	*
4.5
Indenture, dated as of February 27, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.5 to Avon's Current Report on Form 8-K filed on March 4, 2008).

4.6
First Supplemental Indenture, dated as of March 3, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to Avon's Current Report on Form 8-K filed on March 4, 2008).

4.7
Second Supplemental Indenture, dated as of March 3, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to Avon's Current Report on Form 8-K filed on March 4, 2008).

4.8
Third Supplemental Indenture, dated as of March 2, 2009, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.1 to Avon's Current Report on Form 8-K filed on March 2, 2009).

4.9
Fourth Supplemental Indenture, dated as of March 2, 2009, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee (incorporated by reference to Exhibit 4.2 to Avon's Current Report on Form 8-K filed on March 2, 2009).

4.10	Form of debt securities	*
4.11	Form of warrant certificate	*
4.12	Form of warrant agreement	*
4.13	Form of depositary receipt	*
4.14	Form of deposit agreement	*
4.15	Form of stock purchase contract	*
5.1	Opinion of Sidley Austin LLP	**
12.1	Statement re computation of ratios of earnings to fixed charges	**
23.1	Consent of PricewaterhouseCoopers LLP	**
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, the trustee under the Indenture	**
_________

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**	Filed herewith.